UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2020, Liberty Global plc (“Liberty Global”) and Sunrise Communications Group AG, a Swiss corporation (Aktiengesellschaft) whose shares are listed on the SIX Swiss Exchange (“Sunrise”), entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Liberty Global or its designated affiliate (Liberty Global or such affiliate, the “Offeror”) agreed to launch a tender offer (the “Offer”) to acquire all of the outstanding shares of Sunrise (each, a “Sunrise Share” and collectively, the “Sunrise Shares”) in accordance with the terms and conditions of the Transaction Agreement and as set forth in a pre-announcement of the Offer published in accordance with applicable Swiss law on August 12, 2020 (the “Pre-Announcement”). The per share consideration for the tendered Sunrise Shares will be CHF 110 per share in cash.
The board of directors of Sunrise has unanimously approved the Transaction Agreement and the transactions contemplated thereby and resolved to recommend that its shareholders tender into the Offer. In addition, in connection with the Offer, Freenet AG, the largest shareholder of Sunrise holding approximately 24% of the outstanding Sunrise Shares, has entered into a tender undertaking with Liberty Global pursuant to which, subject to the terms and conditions therein, Freenet AG agreed to tender all Sunrise Shares of which it is the owner as of the date of the tender undertaking into the Offer.
The consummation of the Offer is subject to customary closing conditions, including, among others: the tender of such number of Sunrise Shares that represent, when combined with any Sunrise Shares that Liberty Global and its subsidiaries own, at least 66 2/3% of the fully diluted share capital of Sunrise; receipt of requisite regulatory clearances, including from applicable merger control authorities; the absence of any judgment, award, decision, order or any other authoritative measure of a competent court or governmental authority temporarily or permanently, in full or in part, preventing, prohibiting or declaring illegal the Offer or its settlement; the absence of a material adverse effect (as further described in the Pre-Announcement) with respect to Sunrise, any of its subsidiaries or Sunrise and its subsidiaries taken as a whole; and the absence of acquisition or sale of material assets or incurrence or repayment of material indebtedness of Sunrise.
The Transaction Agreement contains certain customary covenants. In particular, Sunrise has agreed, subject to the terms and conditions in the Transaction Agreement: (i) not to solicit alternative transactions or enter into discussions concerning, or provide any information in connection with, an alternative transaction; (ii) to issue a report to the shareholders of Sunrise recommending the acceptance of the Offer; (iii) to convene an extraordinary shareholders’ meeting for the election of Liberty Global’s nominees to Sunrise’s board of directors; and (iv) to operate its business in the ordinary course until the settlement of the Offer and to support the Offer. The Transaction Agreement also contains customary representations and warranties of each party.
Following successful completion of the Offer, Liberty Global intends to acquire any untendered Sunrise Shares in accordance with Swiss law and de-list the Sunrise Shares from the SIX Swiss Exchange.
The Transaction Agreement contains certain termination rights for both Liberty Global and Sunrise, including by either Liberty Global and Sunrise if the other party materially breaches its obligations or its representations or warranties under the Transaction Agreement and has failed to fully remedy such breach, or the Offer has not become unconditional and the Swiss Takeover Board no longer requires the Offer to remain open; by Liberty Global if a competing offer has an acceptance rate of more than 10% of the Sunrise Shares; and in connection with certain competing transactions. In certain circumstances, Sunrise may be obligated to pay Liberty Global an amount equal to CHF 50 million. Sunrise must pay Liberty Global such amount in the event that: (i) the Offer is not successful; (ii) the Offer has not become unconditional and is no longer required by the Swiss Takeover Board to remain open; or (iii) the Transaction Agreement is terminated, in each case due to a material breach by Sunrise of the Transaction Agreement or applicable law. Sunrise must also pay such amount if: (a) it fails to unanimously recommend the Offer to its shareholders; withdraws, modifies or qualifies its unanimous recommendation of the Offer; recommends, approves or enters into an agreement with a third party for an alternative transaction; or makes an announcement to the effect of the foregoing; or (b) a competing offer has been declared successful.
The Offer will be financed through: (i) loans of up to a maximum amount equivalent to CHF 3.2 billion (which includes amounts to refinance Sunrise’s existing debt) to be made available to Liberty Global and/or its subsidiaries by commercial banks under new term loan facilities; and (ii) in respect of the balance, through funds of Liberty Global (and certain hedging arrangements whereby any loans or funds not denominated in CHF will be converted into CHF), which will be made available to the Offeror through intra-group loans and/or equity injections. Sunrise has agreed to provide cooperation in connection with the debt financing in connection with the Offer.

The foregoing description of the Transaction Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Transaction Agreement. A copy of the Transaction Agreement will be filed with Liberty Global’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.
Item 7.01 Regulation FD Disclosures

On August 11, 2020, Liberty Global issued a press release announcing that Liberty Global and Sunrise had entered into the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
On August 12, 2020, Liberty Global published the Pre-Announcement as required under applicable Swiss law. A copy of the Pre-Announcement is attached hereto as Exhibit 99.2.
The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Exhibit Name

Exhibit No.	Exhibit Name

99.1*	Press release dated August 11, 2020

99.2*	Pre-Announcement of the Offer, published on August 12, 2020

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Exhibit is furnished herewith and not deemed to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: August 12, 2020